Exhibit 99.1
NEWS RELEASE

CONTACTS
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CONSTELLATION BRANDS TO ACQUIRE MINORITY
STAKE IN CANOPY GROWTH CORPORATION

The investment and relationship will lend insights
on the emerging cannabis market and evolving consumer trends

VICTOR, N.Y., Oct. 30, 2017 – Constellation Brands (NYSE: STZ and STZ.B), a leading beverage alcohol company, today announced that it has signed an agreement to acquire a minority stake in Ontario, Canada-based Canopy Growth Corporation, a well-respected public company and leading provider of medicinal cannabis products.
This investment and relationship is consistent with Constellation Brands’ long-term strategy to identify, meet and stay ahead of evolving consumer trends and market dynamics, while maintaining focus on its core total beverage alcohol business. Constellation has no plans to sell any cannabis products in the U.S. or any other market unless or until it is legally permissible to do so at all government levels.
“Canopy Growth has a seasoned leadership team that understands the legal, regulatory and economic landscape for an emerging market that is predicted to become a significant consumer category in the future,” said Constellation Brands President and Chief Executive Officer, Rob Sands. “Our company’s success is the result of our focus on identifying early stage consumer trends, and this is another step in that direction.”
Founded in 2014, Canopy Growth Corporation is one of the earliest commercial players in Canada’s legal cannabis market. The company is currently traded on the Toronto Stock Exchange (TSX) under the symbol “WEED” and has a market cap of more than C$2 billion. The company owns a collection of diverse brands serving customers in Canada and international markets where medicinal cannabis products are legal. In conjunction with this investment, both companies intend to enter into an agreement to exchange knowledge and expertise.
“We are thrilled to have the backing of such a well-established and respected organization such as Constellation Brands,” said Bruce Linton, Chairman and Chief Executive Officer, Canopy Growth Corporation.

“We look forward to working with the Constellation Brands team to access their deep knowledge and experience in growing brands as we continue to expand our business.”
The investment is expected to approximate C$245 million representing an ownership interest of 9.9% of Canopy Growth Corporation, plus warrants which give Constellation Brands the option to purchase an additional ownership interest in the future. The transaction is expected to close during the Company’s third quarter of fiscal 2018.
About Constellation Brands
Constellation Brands (NYSE: STZ and STZ.B), a Fortune 500® company, is a leading international producer and marketer of beer, wine and spirits with operations in the U.S., Mexico, New Zealand, Italy and Canada. Based in Victor, N.Y., the company believes that industry leadership involves a commitment to brand building, our trade partners, the environment, our investors and to consumers around the world who choose our products when celebrating big moments or enjoying quiet ones. Founded in 1945, Constellation has grown to become a significant player in the beverage alcohol industry with more than 100 brands in its portfolio; about 40 wineries, breweries and distilleries; and approximately 9,000 talented employees. We express our company vision: to elevate life with every glass raised.
To learn more, follow us on Twitter @cbrands and visit www.cbrands.com.
About Canopy Growth Corporation
Canopy Growth is a world-leading diversified cannabis company, offering distinct brands and curated cannabis varieties in dried, oil and capsule forms. Through its wholly-owned subsidiaries, Canopy Growth operates numerous state-of-the-art production facilities with over half a million square feet of GMP-certified indoor and greenhouse production capacity, all to an unparalleled level of quality assurance procedures and testing. Canopy Growth has established partnerships with leading sector names in Canada and abroad, with interests and operations spanning four continents. The Company is proudly dedicated to educating healthcare practitioners, providing consistent access to high quality cannabis products, conducting robust clinical research, and furthering the public's understanding of cannabis. For more information visit www.canopygrowth.com.
Forward-Looking Statements
This news release contains forward-looking statements. All statements other than statements of historical fact are forward-looking statements. The words “expect,” “intend” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements may relate to business strategy, future operations, prospects, plans and objectives of management, as well as information concerning expected actions of third parties. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, such forward-looking statements.
The forward-looking statements are based on management's current expectations and should not be construed in any manner as a guarantee that such results will in fact occur or will occur on the timetable contemplated hereby. The transaction between Constellation Brands and Canopy Growth Corporation is subject to the satisfaction of certain closing conditions, including receipt of any necessary regulatory approvals. There can be no assurance that any transaction between Constellation Brands and Canopy Growth Corporation will occur or will occur on the timetable contemplated hereby. All forward-looking statements speak only as of the date of this news release and Constellation Brands undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
In addition to risks and uncertainties associated with ordinary business operations, the forward-looking statements contained in this news release are subject to other risks and uncertainties, including completion of the announced transaction; the accuracy of all projections; and other factors and uncertainties disclosed from time-to-time in Constellation Brands, Inc.’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended February 28, 2017, which could cause actual future performance to differ from current expectations.